Exhibit 10.2

400 Technology Square, Cambridge, MA

Epizyme, Inc.

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made as of May 18, 2017, by and between ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”), and EPIZYME, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of June 15, 2012, as amended by that certain First Amendment to Lease dated as of September 30, 2013, that certain Second Amendment to Lease dated as of May 18, 2016, and that certain Third Amendment to Lease dated on or about the date hereof (as so amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 43,066 rentable square feet (the “Premises”), in a building located at 400 Technology Square, Cambridge, Massachusetts. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, that Tenant shall have the right to terminate the Lease prior to the expiration of the Term upon the delivery of written notice and payment of a termination fee as set forth herein, and otherwise to amend the Lease as provided herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Early Termination Right. Tenant shall have the one-time right to terminate the Lease effective as of December 31, 2018 (the “Termination Effective Date”), by giving written notice to Landlord (the “Termination Notice”) no later than December 31, 2017 (the “Termination Notice Deadline”). The Termination Notice shall be accompanied by payment to Landlord, by wire transfer of immediately available federal funds, of an amount equal to Two Hundred Fifteen Thousand Three Hundred Thirty Dollars ($215,330.00) (the “Termination Fee”), provided, however, that no Termination Fee shall be required if Tenant and Landlord (or an affiliate of Landlord) execute and deliver a new lease on terms and conditions acceptable to both Tenant and Landlord (or Landlord’s affiliate), each in its sole and absolute discretion, for premises containing rentable square footage greater than that of the Premises and for a term of not less than 5 years. Neither Landlord (nor an affiliate of Landlord) nor Tenant shall have any obligation to enter into a new lease pursuant to the immediately preceding sentence. Such termination shall, if the Termination Notice is properly delivered in accordance with Section 41(a) of the Lease and the Termination Fee is paid therewith if required as aforesaid, become effective on the Termination Effective Date, and (a) the Security Deposit shall be returned to Tenant subject to and in accordance with the Lease, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under the Lease, except with respect to provisions which survive termination of the Lease.

400 Technology Square, Cambridge, MA

Epizyme, Inc.

2. Section 16. In the first sentence of Section 16 of the Lease, the phrase “unless caused solely by the willful misconduct or negligence of Landlord” is hereby deleted and replaced, effective as of the date of the Lease, with the phrase “except to the extent caused by the willful misconduct or negligence of Landlord.”

3. Miscellaneous.

a. This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

c. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

d. Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page.]

400 Technology Square, Cambridge, MA

Epizyme, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

TENANT: EPIZYME, INC., a Delaware corporation

By:	/s/ Robert Bazemore

Its:	CEO

LANDLORD: ARE-TECH SQUARE, LLC, a Delaware limited liability company

By:	ARE-MA REGION NO. 31, LLC, a Delaware limited liability company, its manager

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, its managing member

		By:	ARE-QRS CORP., a Maryland corporation, its general partner

			By:	/s/ Eric S. Johnson

			Its:	Senior Vice President RE Legal Affairs